UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021 (November 12, 2021)

TRICIDA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 Shoreline Court

Suite 201

South San Francisco, CA 94080

(Address of principal executive offices) (Zip Code)

(415) 429-7800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2021, Tricida, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 4,666,667 shares (the “Shares”) of its common stock, $0.001 par value per share (“Common Stock”) at $6.00 per share, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,333,333 shares of Common Stock (the “Pre-Funded Warrant Shares”), common warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 7,000,000 shares of Common Stock (the “Common Warrants Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares,” and the Warrant Shares together with the Shares and the Warrants, the “Securities”). The Pre-Funded Warrants were issued at a price of $6.00 per share of Common Stock purchasable and have an exercise price of $0.001. The Common Warrants have an exercise price of $11.00 per share of Common Stock.

The Company is expected to receive net proceeds of approximately $41.4 million in connection with the Offering, before deducting related offering expenses. The Company intends to use the net proceeds from the Offering to fund corporate operations, including the VALOR-CKD renal outcomes trial. The net proceeds from the Offering are expected to extend the Company’s financial runway into the first quarter of 2023. The Company estimates that the additional financial resources will enable it to conduct the previously announced administrative stop of the VALOR-CKD trial in the second quarter of 2022 and enable the accrual of primary endpoint events until approximately July 2022. Based on its historical rate of accrual of primary endpoint events of about 10 to 12 events per month, the Company believes that this date corresponds to approximately 240 to 255 primary endpoint events. Based on current estimates, the Company anticipates reporting topline results from the VALOR-CKD trial in the third quarter of 2022 and believes that, with the proceeds of the Offering, its financial resources will extend for approximately six months following the anticipated announcement of top-line results from the VALOR-CKD trial.

A holder (together with its affiliates) may not exercise any portion of the Warrants for Common Stock to the extent that the holder would own more than 9.99% (or, at the holder’s option, up to 19.99%) of the Company’s outstanding Common Stock immediately after exercise. If a holder of a Common Warrant would beneficially own in excess of the ownership threshold, the holder may exercise the Common Warrant for Pre-Funded Warrants at an exercise price of $11.00 per Pre-Funded Warrant.

The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the earliest of the fifth anniversary date of the issuance of the Common Warrants, the date the Pre-Funded Warrants are exercised in full or immediately prior to the closing of a fundamental transaction, as described in the Pre-Funded Warrants. The Common Warrants may be exercised at any time on or after the date that is six months after the date of issuance until their expiration date, which will be the earliest of: (a) the third anniversary of the date of their issuance, (b) immediately prior to the closing of a fundamental transaction, as described in the Common Warrants, or (c) five business days following delivery by the Company of a written notice following the earliest of: (i) the date that is 30 days following the date of (re)submission of the Company’s new drug application for veverimer with the U.S. Food and Drug Administration, or (ii) the date that both of the following shall have occurred: (x) the expiration of six weeks following a press-release from the Company reporting the results of primary analysis of the VALOR-CKD trial and (y) one of the following: (1) the Company’s completion of a common stock financing resulting in not less than $75 million in gross proceeds at an offering price of not less than $13.50 per share, or (2) the volume-weighted average price (“VWAP”) of the Company’s common stock is greater than $15.00 per share for five consecutive trading days and the aggregate volume of shares during this period is or exceeds 5,000,000 shares, or (3) the VWAP of the Company’s common stock is greater than $15.00 per share for a period of fifteen consecutive trading days with an average daily trading volume of not less than 300,000 shares. Notwithstanding anything to the contrary, the Common Warrants will not expire before the date that is 187 calendar days after the date of their issuance.

There is no established public trading market for the Warrants and the Company does not expect a market to develop. Without an active trading market, the liquidity of the Warrants will be limited. In addition, we do not intend to list the Warrants on the Nasdaq Global Select Market, any other national securities exchange or any other trading system.

The Agreement contains customary representations and warranties of the Company and ongoing covenants of the Company. An entity affiliated with a holder of 5.0% or more of our capital stock and a member of the Company’s management team will purchase an aggregate of approximately $5 million of shares of our common stock and common warrants in this offering on the same terms as the other purchasers in this offering.

The form of Common Warrant, Pre-Funded Warrant and the Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated by reference into this Current Report on Form 8-K. The foregoing description of such documents is qualified in its entirety by reference to the full text thereof. The press release announcing the Offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The Securities (and the shares of common stock issuable thereunder) are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252359) (the “Registration Statement”), which was declared effective on March 22, 2021, and a prospectus supplement relating to the Securities filed by the Company with the SEC.

The opinion of the Company’s counsel regarding the validity of the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of the Common Stock Purchase Warrant.

4.2	Form of the Pre-Funded Purchase Warrant.

5.1	Opinion of Sidley Austin LLP.

10.1	Form of Securities Purchase Agreement dated as of November 12, 2021, by and among Tricida, Inc. and the purchasers named therein.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2021	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President